UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 5, 2006
Date of report (Date of earliest event reported)
ALTRA INDUSTRIAL MOTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-124944	30-0283143

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Hayward Street, Quincy, Massachusetts	02171

(Address of principal executive offices)	(Zip Code)
(617) 328-3300
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 5, 2006, Mr. Michael L. Hurt entered into an amendment to his Employment Agreement, dated January 6, 2005 (the “Employment Agreement”), with Altra Holdings, Inc., a Delaware corporation, and Altra Industrial Motion, Inc. The amendment provides that the Employment Agreement shall automatically renew for successive one (1) year periods unless one party gives written notice to the other at least six (6) months prior to January 6, 2008, or at least six (6) months prior to the end of any one (1) year renewal period that the Employment Agreement shall not be further extended.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	First Amendment to Employment Agreement, dated as of December 5, 2006, by and among Altra Holdings, Inc, Altra Industrial Motion, Inc. and Michael L. Hurt.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Industrial Motion Inc.
By:	/s/ David Wall
	Name:	David Wall
	Title:	Chief Financial Officer

Date: December 5, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Employment Agreement, dated as of December 5, 2006, by and among Altra Holdings, Inc, Altra Industrial Motion, Inc. and Michael L. Hurt.